[NUVEEN LETTERHEAD]




                                                                     EXHIBIT 99


March 17, 1995



Dear Valued Adviser,



At the February 14, 1995 Board of Directors meeting of the Nuveen Municipal Bond Fund (NMBF), the Directors voted to recommend to shareholders that the fund reorganize as a Massachusetts Business Trust, which would have the effect of permitting the issuance of multiple classes of shares.


This reorganization and issuance of multiple classes of shares will allow the Fund to compensate financial advisers on an ongoing basis through 12b-1 fees to help offset the ongoing costs of servicing these accounts. This is the same Flexible Pricing Program currently in place for all other Nuveen tax-free mutual funds. In addition, the reorganization also should allow the Fund to manage its affairs more efficiently, thereby lowering operating costs and raising net earnings.


All shareholders of record as of March 13, 1995, will soon be receiving a proxy and response card to request their vote on this issue.


Last year, NMBF shareholders were asked to vote on this Flexible Pricing Program. More than 90% of those who responded voted in favor of the Program. However, the Fund requires a two-thirds majority of all shareholders (voting and non-voting) in order to implement the changes and did not reach this threshold.


The opportunity to increase your flexibility to serve your clients, more closely match your compensation to your services and reduce expenses are all powerful arguments to vote in favor of this proposal. A NON-VOTE IS THE SAME AS A NO VOTE! I hope we can count on your support in helping to ensure that all your eligible shareholders sign and return their proxies.


You will find a Q&A enclosed to help you in answering investor questions. As always please feel free to contact me, or your local Nuveen representative if we can assist you in any way.


Thank you in advance for your support in encouraging your shareholders to vote and thereby helping keep down the costs to the Fund.


Sincerely,


[SIG]


Robert B. Kuppenheimer
Vice President and National Sales Manager

[NUVEEN LETTERHEAD]



March 17, 1995


Mr./Ms. NAC Member
Company XYZ
1234 Main Street
Anytown, IL 99999



Dear NAC Member:


At the February 14, 1995 Board of Directors meeting of the Nuveen Municipal Bond Fund (NMBF), the Directors voted to recommend to shareholders that the fund reorganize as a Massachusetts Business Trust, which would have the effect of permitting the issuance of multiple classes of shares.


This reorganization and issuance of multiple classes of shares will allow the Fund to compensate financial advisers on an ongoing basis through 12b-1 fees to help offset the ongoing costs of servicing these accounts. This is the same Flexible Pricing Program currently in place for all other Nuveen tax-free mutual funds. In addition, the reorganization also should allow the Fund to manage its affairs more efficiently, thereby lowering operating costs and raising net earnings.


All shareholders of record as of March 13, 1995, will soon be receiving a proxy and response card to request their vote on this issue.


Last year, NMBF shareholders were asked to vote on this Flexible Pricing Program. More than 90% of those who responded voted in favor of the Program. However, the Fund requires a two-thirds majority of all shareholders (voting and non-voting) in order to implement the changes and did not reach this threshold.


The opportunity to increase your flexibility to serve your clients, more closely match your compensation to your services and reduce expenses are all powerful arguments to vote in favor of this proposal. A NON-VOTE IS THE SAME AS A NO VOTE! I hope we can count on your support in helping to ensure that all your eligible shareholders sign and return their proxies.


You will find a Q&A enclosed to help you in answering investor questions. As always please feel free to contact me, or your local Nuveen representative if we can assist you in any way.


Thank you in advance for your support in encouraging your shareholders to vote and thereby helping keep down the costs to the Fund.


Sincerely,



[SIG]


Jane Alexander
Assistant Vice President

                           NUVEEN MUNICIPAL BOND FUND
                         SPECIAL SHAREHOLDER'S MEETING


                             QUESTIONS AND ANSWERS
                                  MARCH, 1995





Why is the Nuveen Municipal Bond Fund holding a special shareholder's meeting?


         The Fund's Board of Directors is asking shareholders to meet and vote on a proposal to reorganize the Fund into a Massachusetts business trust, which will facilitate implementation of a Flexible Sales Charge Program.


         This proposal already has been studied and approved by the Fund's Board. It has to be approved by shareholders before it can go into effect.



Who is eligible to vote?


         All NMBF shareholders of record as of the close of business on March 13, 1995, are eligible to vote. Fund shareholders who purchase shares between the record date and the date of the meeting may not vote. Shareholders as of the record date who sell their shares before the meeting can and are encouraged to vote.


         All eligible shareholders are encouraged to mark, sign and return their proxy cards before the May 26 shareholder's meeting.



What, exactly, are shareholders being asked to approve?


         Shareholders are being asked to approve a reorganization of the Fund's formal structure, changing it from a Maryland corporation into a Massachusetts business trust. Reorganization will permit the Fund to adopt a Flexible Sales Charge Program that would allow the fund to issue "A" shares (front-end load) and "C" shares (level-load), bringing NMBF into line with all of Nuveen's other long-term tax-free funds.

Why should shareholders approve the proposed changes?


         Permitting the Fund to adopt a Flexible Sales Charge Program will give all current and future shareholders more options in how they pay for the services of their investment advisers in connection with fund share purchases. Over the past several years, sales of funds with flexible pricing structures show clearly that investors appreciate the ability to match their sales charge payments more closely to the time horizon and size of their investments.


         The reorganization as a Massachusetts business trust also should allow the Fund to manage its affairs more efficiently, thereby lowering operating costs and raising net earnings.


         The reorganization will not change in the way the Fund is managed or its investment objectives.


How will the proposed changes affect existing shareholders?


         The Flexible Sales Charge Program would not affect currently outstanding shares, which will be known as "R" shares. All existing dividend reinvestment programs will continue unaffected and uninterrupted.


         Shareholders looking to purchase additional shares with fresh funds will have increased flexibility in matching applicable sales charge payment structures with the size and time horizon of their investments.


         The operating efficiencies resulting from the reorganization into a Massachusetts Business Trust should lower the Fund's total expenses and increase the Fund's net earnings.



How will these changes affect new purchases?


         Assuming these changes are approved, existing shareholders and new investors will be able to purchase either "A" or "C" shares. Like our other funds, "A" shares are likely to be more attractive for those investing large amounts or with long investment horizons, while "C" shares may make more sense for those investing smaller amounts or with shorter time horizons.


         As with our other funds, "R" shares generally will not be available for new money purchases.

How will reinvestment work?


         As with our other multi-class funds, dividend and capital gains used for automatic reinvestment will be invested in the same class of shares as the shares generating the dividend. For example, "A" shares reinvest into "A" shares, "C shares into "C" shares and "R" shares into "R" shares.


What percentage of shareholders are required to approve these changes?


         Holders of two-thirds of all NMBF shares outstanding as of the record date must vote in favor of the proposed changes for them to be approved. Therefore, an abstention is the same as a "no" vote. This is why it is important for all shareholders to mark, sign and return their proxies.



When would these changes become effective?


         The current timetable would implement the changes effective June 12, assuming they were approved at the May 26 meeting. The effective date may be changed as we get closer to the time of implementation.


What communications are planned to advisers and investors?


         For investment advisers:
              -  special notices in the MAR and APR Updates
              - a mailing to NACs, former NACs and known NMBF producers during the week of 3/13 will outline the reasons for the vote, the calendar of events, the communications investors will receive and notice of D. F. King's solicitation
              -  Nuveen sales support reps will call to key advisers
              - channel managers and wholesalers will contact key influencers and home offices administrators



         For investors:
              -  proxy mailing week of 3/20
              -  D. F. King follow-up calls to large shareholders
              -  possible follow-up mailing to large shareholders

How does this proposal differ from the one submitted to NMBF shareholders last year?


         The proposed authorization of a Flexible Sales Charge Program is essentially the same. In addition, the Fund would be reorganized into a Massachusetts business trust. More than 90% of the shareholders who voted last year approved the proposed authorization of the Flexible Sales Charge Program, but not enough shareholders voted to achieve the two-thirds requirement.


Who should be contacted with questions or for additional information?


         Financial advisers seeking further information should call SSI at 1-800-621-7227 or contact Nuveen Sales support through their local Nuveen office. Shareholders with questions should contact SSI 1-800-621-7227.

                        NUVEEN MUNICIPAL BOND FUND, INC.
                         Issuance of Multi-Class Shares
                          'Courtesy Call' Phone Script
                             FOR INTERNAL USE ONLY



PURPOSE OF CALL: INFORM THE SHAREHOLDER THAT A PROXY STATEMENT IS IN THE MAIL REVIEW THE STATEMENT, CONTACT FINANCIAL ADVISOR IF THERE ARE ANY QUESTIONS, SEND IN THE STATEMENT BEFORE MAY 26, 1995.



Good Morning/Afternoon, Mr./Ms. Shareholder.  My name is
______________________. I am calling on behalf of Nuveen Municipal Bond Fund, Inc. regarding the upcoming shareholder meeting to be held on May 26, 1995.


I am calling to inform you that proxy materials were recently mailed to your attention. You should receive the information shortly.


Upon receipt of the materials, please review the information and return the enclosed proxy card before May 26, 1995.


We will call you back within the next few days to answer any questions you may have. In the meantime, please contact your financial advisor, or Nuveen at 1-800-621-7227.


Once again, please note that the proxy card must be returned before May 26, 1995.


Thank you for your time.

                        NUVEEN MUNICIPAL BOND FUND, INC.
                         Issuance of Multi-Class Shares
                           'Proxy Call' Phone Script
                             FOR INTERNAL USE ONLY



PURPOSE OF CALL: CONFIRM THAT THE SHAREHOLDER RECEIVED THE PROXY INFORMATION, MENTION THE STRONG RECOMMENDATION OF THE BOARD OF DIRECTORS TO VOTE FOR THE REORGANIZATION, DIRECT SHAREHOLDERS TO CONTACT THEIR FINANCIAL ADVISOR FOR ADDITIONAL QUESTIONS, AND TO SEND IN THE STATEMENT BEFORE MAY 26, 1995.



1.  Good Morning/Afternoon, Mr./Ms. Shareholder.  My name is
    ______________________. I am calling on behalf of Nuveen Municipal Bond Fund, Inc. regarding the upcoming shareholder meeting to be held on May 26, 1995.


2. I would like to confirm that you have received the proxy materials that were recently mailed to you. Have you received the material? {IF YES, CONTINUE TO SECTION 4, IF NO, GO TO SECTION 3}


3.  I will re-send the materials to you today.  Let me verify your address as
    it appears in our records.  {CONFIRM ADDRESS INFORMATION}.   We will call
    you back again within the next few days to confirm your receipt of the information, and to answer any questions you may have. In the mean time, please contact your financial advisor, or Nuveen at 1-800-621-7227.
    Once again, please note that the proxy card must be returned before May 26, 1995. Thank you for your time.


4. Let me highlight the issues you are being asked to vote on. As mentioned in the proxy materials you received , shareholders will be asked to vote on a proposed reorganization of the Fund which would include the authorization to issue multiple classes of shares.


5. Do you have any questions about the material you received? {IF YES, AND QUESTION IS READILY ANSWERABLE BY REFERENCING THE HELP TEXT, ANSWER QUESTION, IF UNSURE ABOUT THE QUESTION, TRANSFER CALLER TO SSI - TRANSFER NUMBER IS 1-800-621-7227} {IF NO, GOTO SECTION 6}


6. Please note that the board of directors of the Fund has unanimously approved the proposed reorganization, and has determined that participation in the reorganization is in the best interest of the Fund and its shareholders.


7. If you have any additional questions, please contact your financial advisor or Nuveen at (1-800-621-7227).


8. Once again, the proxy card must be returned before May 26, 1995. Feel free to FAX the card back at 303-743-1199.


9.  Thank you for your time.

                        NUVEEN MUNICIPAL BOND FUND, INC.
                         Issuance of Multi-Class Shares
                   NACs, NMBF Sellers, and  BORs Phone Script
                             FOR INTERNAL USE ONLY



PURPOSE OF CALL: INFORM BROKERS -- NACS, NMBF SELLERS, AND TOP BORS -- THAT NMBF SHAREHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSED REORGANIZATION OF THE FUND, WHICH WOULD INCLUDE THE AUTHORIZATION TO ISSUE MULTIPLE CLASSES OF SHARES, AND THAT SHAREHOLDERS HAVE BEEN ENCOURAGED TO TALK TO THEIR FINANCIAL ADVISORS IF THEY HAVE QUESTIONS.



1. Good Morning/Afternoon, Mr./Ms. Financial Advisor. My name is ______________________. I am calling from John Nuveen and Co., Incorporated. on behalf of Nuveen Municipal Bond Fund, Inc. regarding the upcoming shareholder meeting on May 26, 1995.


2. I would like to inform you that we have sent all of your registered Nuveen Municipal Bond Fund clients proxy information related to the May 26th shareholder meeting.


3. Shareholders will be asked to vote on a proposed reorganization of the Fund which would include the authorization to issue multiple classes of shares. Shareholders have also been made aware that the board of directors of the Fund has unanimously approved the proposed reorganization, and has determined that participation in the reorganization is in the best interest of the Fund and its shareholders.


4. Please note that we have strongly encouraged shareholders to talk to you about the proposed reorganization.


5.  When speaking to shareholders of the Fund, please remind them that  the
    proxy card must be returned before May 26, 1995.   If you have any
    questions, please contact Nuveen at (1-800-621-7227)


6.  Thank you for your time.

                        NUVEEN MUNICIPAL BOND FUND, INC.
                         Issuance of Multi-Class Shares
             Last Chance for all Shareholders Who Haven't Responded
                             FOR INTERNAL USE ONLY



PURPOSE OF CALL: CONTACT THOSE SHAREHOLDERS WHO RECEIVED THE SECOND MAILING OF PROXY INFORMATION, AND INDICATE THAT THEIR VOTE MUST BE RECEIVED BEFORE MAY 26, 1995.



1.  Good Morning/Afternoon, Mr./Ms. Shareholder.  My name is
    ______________________. I am calling on behalf of Nuveen Municipal Bond Fund, Inc. regarding the upcoming shareholder meeting to be held on May 26, 1995.


2. I would like to confirm that you have received the proxy materials that were mailed to you. Have you received the material? {IF YES, CONTINUE TO
    SECTION 4, IF NO, GO TO SECTION 3}


3.  I will re-send the materials to you today.  Let me verify your address as
    it appears in our records.  {CONFIRM ADDRESS INFORMATION}.   Once you
    receive the materials, and have had a chance to review the information, please return the enclosed proxy card AS SOON AS POSSIBLE via the express mail envelope included in your materials, or by fax -- 303-743-1199. Please contact your financial advisor, or Nuveen at 1-800-621-7227 if you have any questions. The proxy card must be returned before May 26, 1995. Thank you for your time.


4. Do you have any questions about the material you received? {IF YES, AND QUESTION IS READILY ANSWERABLE BY REFERENCING THE HELP TEXT, ANSWER QUESTION, IF UNSURE ABOUT THE QUESTION, TRANSFER CALLER TO SSI} {IF NO, GOTO SECTION 5}


5. Please return the proxy card immediately -- there are only X days left before all votes are due. For your convenience, you may either fax the card back to us at 303-743-1199, or you may use the enclosed express mail envelope (detailed instructions on how to arrange for express mail pick-up have been included in your information, if you do not have that information, I will be happy to go over the instructions with you now).


6. If you have any additional questions, please contact your financial advisor or Nuveen at 1-800-621-7227.


7. Once again, the proxy card must be returned before May 26, 1995. Feel free to FAX the card 303-743-1199.


8.  Thank you for your time.